UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

RETAIL OPPORTUNITY INVESTMENTS CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	001-33749	26-0500600
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

3 Manhattanville Road Purchase, New York	10577
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(914) 272-8080
(REGISTRANTS' TELEPHONE NUMBER, INCLUDING AREA CODE)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 23, 2011, Retail Opportunity Investments Corp. (the "Company") and Retail Opportunity Investments Partnership, LP, the Company's operating partnership, entered into the ATM Equity OfferingSM Sales Agreement (the "Sales Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated to sell shares of the Company's common stock, par value $0.0001 per share, having aggregate sales proceeds of $50,000,000 (the "Shares"), from time to time, through an "at the market" equity offering program under which Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as sales agent and/or principal (the "Agent").

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell, on the Company's behalf, the shares of common stock offered by the Company under the Sales Agreement. The sales, if any, of the Shares made under the Sales Agreement will be made by means of ordinary brokers' transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreement, the Company may also sell Shares to the Agent as principal for its own account at a price agreed upon at the time of sale. If the Company sells Shares to the Agent as principal, it will enter into a separate terms agreement with the Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement.  Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Sales Agreement provides that the Agent will be entitled to compensation for its service equal to 2.0% of the gross sales price of all Shares sold through it as Agent under the Sales Agreement.  The Company has no obligation to sell any of the Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The Shares will be issued pursuant to the Company's shelf registration statement on Form S-3 (File No.333-163866).  The Company filed a prospectus supplement (the "Prospectus Supplement"), dated June 23, 2011, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

In the ordinary course of their business, the Agent and/or its affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory, or other services for the Company for which they have received, or may receive, separate fees.  Certain affiliates of the Agent are acting as administrative agent, L/C issuer and lender with respect to the Company's $175 million unsecured revolving credit facility.  To the extent that the Company uses a portion of the net proceeds from this offering to reduce the amounts outstanding under this facility, such affiliates would receive a share of such net proceeds.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Sales Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

1.1
ATM Equity OfferingSM Sales Agreement, dated June 23, 2011, among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

/s/ John B. Roche
John B. Roche
Chief Financial Officer
Date: June 23, 2011